                                                                      Exhibit 11

                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)

                                                                   Nine Months                       Nine Months
                                                                      Ended                            Ended
                                                                    March 31                          March 31
                                                                      1995                              1994
Primary
- -------

Net Income                                                          $    4,396                        $    2,245
                                                                    ==========                        ==========

Weighted Average Shares Outstanding                                  7,584,694                         6,281,276

Incremental Shares from Assumed
     Exercise of Stock Options                                         327,795                           440,964
                                                                    ----------                        ----------

Total Shares                                                         7,912,489                         6,722,240
                                                                    ==========                        ==========


Primary Per Share Amounts
- -------------------------

Net Income                                                          $     0.56                        $     0.33
                                                                    ==========                        ==========


Fully Diluted *
- -------------

Net Income                                                          $    4,396                        $    2,245
                                                                    ==========                        ==========

Weighted Average Shares Outstanding                                  7,584,694                         6,281,276

Incremental Shares from Assumed
     Exercise of Stock Options                                         298,399                           645,594
                                                                    ----------                        ----------

Total Shares                                                         7,883,093                         6,926,870
                                                                    ==========                        ==========


Fully Diluted Per Share Amounts
- -------------------------------

Net Income                                                          $     0.56                        $     0.32
                                                                    ==========                        ==========

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11

                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)

                                                                    Three Months                     Three Months
                                                                      Ended                            Ended
                                                                    March 31                          March 31
                                                                      1995                              1994
Primary
- -------

Net Income                                                          $    1,871                        $    1,104
                                                                    ==========                        ==========

Weighted Average Shares Outstanding                                  7,630,770                         6,428,500

Incremental Shares from Assumed
     Exercise of Stock Options                                         278,710                           540,538
                                                                    ----------                        ----------

Total Shares                                                         7,909,480                         6,969,038
                                                                    ==========                        ==========


Primary Per Share Amounts
- -------------------------

Net Income                                                          $     0.24                        $     0.15
                                                                    ==========                        ==========


Fully Diluted *
- -------------

Net Income                                                          $    1,871                        $    1,104
                                                                    ==========                        ==========

Weighted Average Shares Outstanding                                  7,630,770                         6,428,500

Incremental Shares from Assumed
     Exercise of Stock Options                                         253,850                           541,424
                                                                    ----------                        ----------

Total Shares                                                         7,884,620                         6,969,924
                                                                    ==========                        ==========


Fully Diluted Per Share Amounts
- -------------------------------

Net Income                                                          $     0.24                        $     0.15
                                                                    ==========                        ==========

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.